Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(186,903,680)
Realized Trading Gain (Loss) on Swaps	(43,524,589)
Unrealized Gain (Loss) on Market Value of Futures	48,848,335
Unrealized Gain (Loss) on Market Value of Swaps	(488,391)
Dividend Income	8,050
Interest Income	10,930
ETF Transaction Fees	5,000
Total Income (Loss)	$(182,044,345)

Expenses
Investment Advisory Fee	$501,688
Brokerage Commissions	372,361
Tax Reporting Fees	41,618
Audit Fees	13,589
NYMEX License Fee	12,605
Non-interested Directors' Fees and Expenses	9,283
Prepaid Insurance Expense	8,108
Legal Fees	7,039
SEC & FINRA Registration Expense	(19,388)
Total Expenses	$946,903
Net Income (Loss)	$(182,991,248)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$1,072,096,173
Additions (10,800,000 Units)	57,589,326
Withdrawals (14,300,000 Units)	(83,444,085)
Net Income (Loss)	(182,991,248)

Net Asset Value End of Month	$863,250,166
Net Asset Value Per Unit (162,097,828 Units)	$5.33

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502